UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2021

TLGY Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41101	98-1603634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	4001 Kennett Pike, Suite 302 Wilmington, DE	19807
	(Address of principal executive offices)	(Zip Code)

(302) 499-4656

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	TLGYU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	TLGY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TLGYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 8.01 of this Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01	Other Events.

As previously reported, on December 3, 2021, TLGY Acquisition Corporation (the “Company”) consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”). Each Unit consists of (i) one Class A ordinary share of the Company, par value $0.0001 per share (a “Class A Ordinary Share”), (ii) one-half of one detachable redeemable warrant of the Company (each, a “Detachable Redeemable Warrant”), and (iii) a contingent right to receive at least one-fourth of one redeemable warrant following the initial business combination redemption time (together with the Detachable Redeemable Warrants, the “Warrants”). Each whole Warrant entitles the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000.

As previously reported, on December 6, 2021, the underwriters exercised their over-allotment option, and on December 8, 2021, the underwriters purchased an additional 3,000,000 Units (the “Option Units”) at $10.00 per Option Unit, generating gross proceeds to the Company of $30,000,000.

Simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of 10,659,500 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, TLGY Sponsors LLC (the “Sponsor”), generating gross proceeds to the Company of $10,659,500. On December 8, 2021, simultaneously with the sale of the Option Units, pursuant to the amendment to private placement warrants purchase agreement dated December 8, 2021 (the “Amended Agreement”), the Company completed a private placement with the Sponsor for an additional 600,000 warrants at a price of $1.00 per warrant (the “Additional Private Placement Warrants”), generating gross proceeds of $600,000. A copy of the Amended Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

An aggregate of approximately $234,600,000 of the proceeds from the IPO (including the Option Units) and the private placement with the Sponsor (including the Additional Private Placement Warrants), have been deposited in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. An audited balance sheet as of December 3, 2021 reflecting receipt of the net proceeds from the IPO and the Private Placement (excluding the proceeds from the sale of the Option Units and the Additional Private Placement Warrants) was previously filed by the Company as an exhibit to its Current Report on Form 8-K. The Company’s unaudited pro forma balance sheet as of December 8, 2021, reflecting receipt of the proceeds from the sale of the Option Units and the Additional Private Placement Warrants, is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Amendment to Private Placement Warrants Purchase Agreement, dated December 8, 2021, between the Company and the Sponsor.

99.2	Unaudited Balance Sheet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLGY Acquisition Corporation

Date: December 14, 2021	By:	/s/ Jin-Goon Kim
Name: Jin-Goon Kim Title: Chairman and Chief Executive Officer

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